UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2024

ZEO SCIENTIFIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3321 College Avenue, Suite 246 Davie, Florida	33314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “the Company,” “ZEO,” “we,” “us” and “our” refer to Zeo ScientifiX, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2024, we filed an Amendment (the “Amendment”) to the Certificate of Designation (the “Certificate of Designation”) of our Series C Non-Convertible Preferred Stock (the “Series C Preferred Shares”) with the Secretary of State of Nevada. The Series C Preferred Shares were acquired by Skycrest Holdings, Inc. (“Skycrest”) and Greyt Ventures LLC (“Greyt”) in a “change in control” transaction” consummated in August 2022. The Series C Preferred Shares vote together with shares of our common stock as a single class on all matters presented to a vote of stockholders, except as required by law and entitle Skycrest and Greyt to each exercise 25.5% of the total voting power of the Company.

The Amendment amends the redemption provision of the Certificate of Designation to (i) provide that the Series C Preferred Shares may be assigned with the prior consent of our board of directors without triggering the redemption provision; and (ii) change the threshold of ownership of the common stock acquired by Skycrest or Greyt contemporaneously with the acquisition by them of the Series C Preferred Shares below which the redemption provision would be triggered.

Reference is made to the copy of the Amendment filed as Exhibit 3.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment to Certificate of Designation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2024	ZEO SCIENTIFIX, INC.

	By:	/s/ Ian T. Bothwell
Ian T. Bothwell Interim Chief Executive Officer and Chief Financial Officer

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